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                                                                    Exhibit 23.9



                         INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
American Capital Resources, Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 27, 1997, with respect to the financial statements of American Capital Resources, Inc. as of July 31, 1997 and 1996 and for each of the years in the three-year period ended July 31, 1997, included in Post-Effective Amendment No. 1 to Form S-1 (File No. 333-53779), and to the reference to our firm under the caption "Experts", also incorporated herein.



New York, New York                 /s/ KPMG Peat Marwick LLP
August 11, 1998                        ---------------------
                                       KPMG Peat Marwick LLP